Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077


For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

               Transaction Systems Architects Reports Fiscal 2003
                             Fourth Quarter Results

Highlights -
  o Revenue of $71.8 million and EPS of $.25
  o Operating income of $11.9 million; operating margin of 16.5 percent
  o Twelve-month revenue backlog of $232.8 million
  o Cash balance of $114.0 million
  o Twenty-five new customers signed during the quarter
  o Initiating fiscal 2004 revenue guidance of $266 to $287 million and EPS guidance of $.60 to $.72


(OMAHA, Neb.--October 28, 2003)--Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, announced today that revenue for the fourth quarter ended September 30, 2003 was $71.8 million. Net income for the quarter was $9.1 million, or $.25 per diluted share. The results for the quarter also include $2.0 million in restructuring charges associated with staff reductions.

For the fourth quarter of fiscal 2003, revenues were comprised of software license fees of $36.6 million, maintenance fees of $20.5 million and services fees of $14.7 million. The Company's recurring revenue was $43.1 million, or 60 percent of revenue, and non-recurring revenue was $28.7 million, or 40 percent of revenue. Recurring revenue consisted of monthly license fees of $21.4 million, maintenance fees of $20.5 million and facilities management fees of $1.2 million. Operating income was $11.9 million with an operating margin of
16.5 percent.

During the quarter, the Company added 25 new customers and increased its worldwide presence to 73 countries. For ACI Worldwide, the Company's largest business unit, new customer activity for the quarter included the following: four customers for BASE24(R), one customer for BASE24-es(TM), two customers for ACI Proactive Risk Manager(TM), five WINPAY24(TM) customers and one customer for NET24(TM). ACI Worldwide also licensed capacity upgrades to 12 customers and licensed 14 new applications to existing customers during the fourth quarter.

Insession Technologies, the Company's e-infrastructure business unit, added 12 new customers and licensed nine new applications to existing customers during the quarter. IntraNet, the Company's corporate banking software provider expanded its relationship with twenty existing customers and sold four capacity upgrades during the quarter.

The Company completed the fourth quarter of fiscal 2003 with $232.8 million in backlog, an increase of $6.9 million sequentially, consisting of $167.1 million in recurring backlog and $65.7 million in non-recurring backlog. Recurring backlog includes monthly license fees, maintenance fees and facilities management fees specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within one year. Non-recurring backlog includes all other fees specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within one year.

For the fiscal year ended September 30, 2003, the Company's revenues were $277.3 million, compared to $284.7 million for fiscal 2002. Operating income in fiscal 2003 was $35.3 million, compared to $41.7 million in fiscal 2002.

Net income for the year ended September 30, 2003 was $14.3 million, or $.40 per diluted share, compared to $15.3 million, or $.43 per diluted share, for fiscal 2002. The operating results for fiscal 2003 and 2002 reflect goodwill impairment charges of $9.3 million and $1.5 million, respectively, which are not tax deductible, related to the 2001 acquisition of MessagingDirect Ltd. As a result of on-going tax planning initiatives, the Company has reduced its effective tax rate for fiscal 2003.

"The Company's quarterly results reflected a number of new customer contracts and our continuing efforts to manage operating expenses," said Gregory D. Derkacht, President and CEO. "As we look forward to fiscal 2004, we believe the Company is well positioned, based on its leadership role in the e-payments and e-commerce market, its newer open-system multi-platform solution and its strengthened balance sheet."

The Company's revenue estimate for fiscal 2004 is $266 million to $287 million, and its EPS estimate is $.60 to $.72.

The Company will provide further details regarding its financial performance for the fourth quarter of fiscal 2003 in its scheduled teleconference to be held Tuesday, October 28, 2003 at 4:00 pm CST. Interested persons may access a real-time audio broadcast of the teleconference at:
www.tsainc.com/ir/ir.asp. The web cast will be archived for ten days after the teleconference at the same web address listed above.

About Transaction Systems Architects, Inc.
The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,700 product systems in 73 countries on six continents.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements included in this press release include statements regarding (i) the Company's recurring and non-recurring backlog, (ii) the comment that "we believe the Company is well positioned, based on its leadership position in the e-payments and e-commerce market, its newer open-system multi-platform solution and its strengthened balance sheet" and (iii) the Company's revenue estimate and EPS estimate for fiscal 2004. Actual results could differ materially from that contained in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the following:

o The Company's calculation of backlog is based on customer contracts that exist on the date of the calculation. A number of factors may change after the date of calculation that could result in actual revenues being less than the amounts contained in backlog. The Company's customers may attempt to renegotiate or terminate their contracts due to a number of factors, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or the Company may experience delays in the development of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within the one-year period.

o The Securities and Exchange Commission (the "SEC") has issued a formal order of private investigation in connection with the Company's restatement of its prior consolidated financial statements. Although the Company has fully cooperated with the SEC in this matter and intends to continue to fully cooperate, the SEC may determine that the Company has violated federal securities laws. The Company cannot predict when this investigation will be completed or what the outcome will be. If the SEC makes a determination that the Company has violated federal securities laws, the Company may face sanctions including, but not limited to, significant monetary penalties and injunctive relief. The findings and outcome of the SEC investigation may affect the class action and derivative lawsuits that are pending. There is risk that the investigation could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business.

o The Company is currently in the process of evaluating the claims made in various lawsuits filed against the Company relating to its restatement of prior consolidated financial results. The Company intends to defend the foregoing lawsuits vigorously, but cannot predict the outcome and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose these lawsuits or if they were not settled on favorable terms, the judgments or settlements could have a material adverse effect on its consolidated financial position, results of operations and cash flows.

o The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the above-described lawsuits were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and certain liabilities relating to these lawsuits, the Company's consolidated financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim.

o New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

o The Company has recently undertaken an extensive tax-planning project to study and implement an effective tax structure for the Company's business operations and its intercompany pricing for software licenses and services. The Company derives a substantial amount of its revenues from its international operations. The Company's effective tax rate is calculated taking into consideration the tax rates in the United States and the various countries in which the Company derives revenues and takes into consideration, among other matters, the intercompany pricing of software licenses and services between the Company's various business entities. The intercompany pricing of these software licenses and services is subject to audit by the various income tax authorities in the countries in which the Company conducts business. The Company has retained tax advisors with expertise in tax matters to advise the Company on its tax structure, intercompany pricing, and other tax policies and procedures, and plans to pursue advance pricing agreements in certain jurisdictions with respect to its intercompany pricing. However, there can be no assurance that the various tax authorities in the countries in which the Company conducts business will agree with the Company's intercompany pricing or other tax policies and procedures. In the event that its intercompany pricing or any of its tax policies and procedures are challenged by any of the various taxing authorities, the Company's effective tax rate could be adversely affected, which may have an adverse impact on the Company's net income.

o        No assurance can be given that operating results will not vary.
         Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the industry. The Company's stock price may also become volatile, in part, due to the various lawsuits filed against the Company relating to its restatement of prior financial results and the announced SEC formal order of private investigation related to the Company's restatement of its prior consolidated financial statements.

o The Company will continue to derive a majority of its total revenue from international operations and is subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

o The Company will continue to derive a substantial majority of its total revenue from licensing its BASE24 family of software products and providing services and maintenance related to those products. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on the Company's financial condition and results of operations.

o Prior to its May 2002 merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor by 2004. The Company has not determined whether consolidation of the high-end servers, if it occurs as announced, will materially affect the Company's business, financial position or results of operations.

o The Company will continue to derive a substantial portion of its revenues from licensing of software products that operate on HP NonStop Himalaya servers. Any reduction in demand for these servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations.

o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on January 13, 2003, the Company's Form 10-Q filed on February 13, 2003, the Company's Form 10-Q filed on May 15, 2003 and the Company's Form 10-Q filed on August 14, 2003.


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                  September 30,    September 30,
                                                       2003             2002
                                                  -------------    -------------
                                     ASSETS

Current assets:
  Cash and cash equivalents                         $ 113,986        $  87,894
  Marketable securities                                 1,296            3,757
  Billed receivables, net                              42,225           35,755
  Accrued receivables                                   9,592           13,132
  Recoverable income taxes                             16,194                -
  Deferred income taxes, net                           10,316           17,554
  Other                                                 5,104            5,192
                                                    ---------        ---------
    Total current assets                              198,713          163,284

Property and equipment, net                             9,405           11,597
Software, net                                           2,319            5,609
Goodwill, net                                          46,425           55,947
Deferred income taxes, net                              5,429           27,546
Other                                                   1,609            3,168
                                                    ---------        ---------
    Total assets                                    $ 263,900        $ 267,151
                                                    =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing agreements    $  15,493        $  18,444
  Accounts payable                                      6,965            7,348
  Accrued employee compensation                         9,822            7,583
  Accrued liabilities                                   9,714           12,126
  Income taxes payable                                      -            7,847
  Deferred revenue                                     70,798           59,598
  Other                                                   628              872
                                                    ---------        ---------
    Total current liabilities                         113,420          113,818

Debt - financing agreements                             9,444           24,866
Deferred revenue                                       17,689           23,860
Other                                                     473            1,749
                                                    ---------        ---------
    Total liabilities                                 141,026          164,293
                                                    ---------        ---------
Stockholders' equity:
  Class A Common Stock                                    186              183
  Treasury stock, at cost                             (35,258)         (35,258)
  Additional paid-in capital                          235,769          228,465
  Accumulated deficit                                 (69,602)         (83,927)
  Accumulated other comprehensive loss, net            (8,221)          (6,605)
                                                    ---------        ---------
    Total stockholders' equity                        122,874          102,858
                                                    ---------        ---------
    Total liabilities and stockholders' equity      $ 263,900        $ 267,151
                                                    =========        =========

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

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                         Three Months Ended              Year Ended
                                            September 30,               September 30,
                                       ----------------------      ----------------------
                                          2003         2002           2003         2002
                                       ---------    ---------      ---------    ---------
Revenues:
  Software license fees                $  36,611    $  39,301      $ 146,825    $ 158,453
  Maintenance fees                        20,447       18,557         79,187       74,213
  Services                                14,720       12,882         51,279       52,001
                                       ---------    ---------      ---------    ---------
    Total revenues                        71,778       70,740        277,291      284,667
                                       ---------    ---------      ---------    ---------
Expenses:
  Cost of software license fees            6,933        7,215         25,500       31,053
  Cost of maintenance and services        15,767       15,113         61,350       62,479
  Research and development                 9,588        8,351         35,373       35,029
  Selling and marketing                   13,531       14,350         54,482       57,352
  General and administrative              14,105       16,570         56,037       55,563
  Impairment of goodwill                       -        1,524          9,290        1,524
                                       ---------    ---------      ---------    ---------
    Total expenses                        59,924       63,123        242,032      243,000
                                       ---------    ---------      ---------    ---------
Operating income                          11,854        7,617         35,259       41,667
                                       ---------    ---------      ---------    ---------
Other income (expense):
  Interest income                            335          623          1,211        1,667
  Interest expense                          (573)      (1,220)        (2,998)      (5,596)
  Other, net                                 975       (4,048)           140          (26)
                                       ---------    ---------      ---------    ---------
    Total other income (expense)             737       (4,645)        (1,647)      (3,955)
                                       ---------    ---------      ---------    ---------
Income before income taxes                12,591        2,972         33,612       37,712
Income tax provision                      (3,478)      (1,915)       (19,287)     (22,443)
                                       ---------    ---------      ---------    ---------
Net income                             $   9,113    $   1,057      $  14,325    $  15,269
                                       =========    =========      =========    =========

Earnings per share information:

  Weighted average shares outstanding:

    Basic                                 35,739       35,396         35,558       35,326
                                       =========    =========      =========    =========
    Diluted                               36,438       35,562         35,707       35,572
                                       =========    =========      =========    =========
  Earnings per share:

    Basic                              $    0.25    $    0.03      $    0.40    $    0.43
                                       =========    =========      =========    =========
    Diluted                            $    0.25    $    0.03      $    0.40    $    0.43
                                       =========    =========      =========    =========

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